UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 30, 2010

Date of Report (Date of earliest event reported)

Cascade Technologies Corp.

(Exact name of Registrant as specified in its charter)

Wyoming	0-52141	98-0440633
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

250 N. Robertson Blvd., Suite 427

Beverly Hills, California 90211

 (Address of principal executive offices)

(Zip Code)

(310) 858-1670

Registrant’s telephone number, including area code

8591 Skyline Drive, Los Angeles, California 90046

 (Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS AND INFORMATION

This Current Report on Form 8-K (this “Report”), the other reports, statements, and information that we have previously filed or that we may subsequently file with the Securities and Exchange Commission (the “SEC”), and public announcements that we have previously made or may subsequently make include, may include or may incorporate by reference certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to enjoy the benefits of that act. Unless the context is otherwise, the forward-looking statements included or incorporated by reference in this Report and those reports, statements, information and announcements address activities, events or developments that Cascade Technologies Corp, a Wyoming corporation (together with its subsidiaries hereinafter referred to as “we,” “us,” “our,” or “our Company” unless context otherwise requires) expects or anticipates, will or may occur in the future. Any statements in this Report about expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “will continue,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” and similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties, which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this Report. All forward-looking statements concerning economic conditions, rates of growth, rates of income or values as may be included in this document are based on information available to us on the dates noted, and we assume no obligation to update any such forward-looking statements. It is important to note that our actual results may differ materially from those in such forward-looking statements due to fluctuations in interest rates, inflation, government regulations, economic conditions and competitive product and pricing pressures in the geographic and business areas in which we conduct operations, including our plans, objectives, expectations and intentions and other factors discussed elsewhere in this Report.

Item 4.01 Changes in Registrant’s Certifying Accountant

(a)

On July 30, 2010 (the "Notification Date"), the Corporation notified it's certifying accountant, KCCW Accountancy Corp. ("KCCW"), that it would not be retained as the Corporation's auditors for the fiscal year ending December 31, 2010.  KCCW was appointed to be the Corporation’s auditor on June 21, 2010 and to date has not audited or reviewed any financial statements of the Corporation.

The decision to change accountants was approved by the Board of Directors of the Corporation.  During the period from June 21, 2010 to date, there have been no disagreements with KCCW on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of KCCW, would have caused KCCW to make reference to the subject matter of the disagreement in connection with a report on the Corporation's financial statements. In addition, for the same period, there has been no reportable events (as defined in Regulation S-K Item 304 (a)(1)(v)). The Registrant provided KCCW with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (the "SEC") and requested that KCCW furnish a letter addressed to the SEC stating whether or not KCCW agrees with the statements noted above. A copy of KCCW’s  letter, dated July 30, 2010, is filed as Exhibit 16.1 hereto.

(b)

The Corporation engaged Rose, Snyder & Jacobs (“RSJ”) as the company's certifying accountant for the year ending December 31, 2010. Prior to July 30, 2010, we did not consult with RSJ regarding (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by RSJ, or (iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

Item 9.01. Financial Statements and Exhibits.

Exhibit No.   Exhibit Description

16.1       Letter of KCCW Accountancy Corp. to the Securities and Exchange Commission regarding change in independent registered public accounting firms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cascade Technologies Corp.

Dated: August 2, 2010	By:	/s/ Randall Gates
Randall Gates
Chief Financial Officer

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